Exhibit 10.7

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Agreement”) is entered into as of November 7, 2025, by and between SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (“Bank”) and NETLIST, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 7, 2023 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make other revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 12.2 (Definitions).  Clauses (b) through (d) of the defined term “Eligible Accounts” set forth in Section 12.2 of the Loan Agreement hereby are amended and restated in their entirety and replaced with the following:

“(b)Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms; provided, however, with respect to Accounts owing from (i) Account Debtor World Wide Technology and (ii) Account Debtor SanDisk, such period of time shall be increased to one hundred twenty (120) days;

(c)Accounts with credit balances over ninety (90) days from invoice date, to the extent of such credit balances; provided, however, with respect to Accounts owing from (i) Account Debtor World Wide Technology and (ii) Account Debtor SanDisk, such period of time shall be increased to one hundred twenty (120) days;

(d)Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date; provided, however, with respect to Accounts owing from (i) Account

Debtor World Wide Technology and (ii) Account Debtor SanDisk, such period of time shall be increased to one hundred twenty (120) days;”

2.2Schedule I (LSA Provisions).  The following section contained in Schedule I of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is November 7, 2027.

3.Limitation of Agreement.
3.1This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties of Borrower.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:
4.1Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;
4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as may otherwise be disclosed to Bank in writing;
4.4The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;
4.5The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Updated Perfection Certificate.  Borrower has delivered an updated Perfection Certificate in connection with this Agreement (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects the Perfection Certificate delivered to Bank on the Effective Date.  Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
6.Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.  This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
7.Integration.  Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
8.Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Fees and Expenses.  Borrower shall pay to Bank all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.
10.Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.Conditions to Effectiveness.  The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance reasonably satisfactory to Bank: the due execution and delivery to Bank of this Agreement by each party hereto.
12.Miscellaneous.
12.1This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
12.2Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.3This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
12.4The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
12.5Section 11.9 of the Loan Agreement applies to this Agreement.
12.6This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

FIRST-CITIZENS BANK & TRUST COMPANY

By: /s/ Andrew Skalitzky

Name: Andrew Skalitzky

Title: Director

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

[________] [________]
BORROWER NETLIST, INC. By: /s/ Gail Sasaki Name: Gail Sasaki Title: CFO